Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pamrapo Bancorp, Inc.

Bayonne, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37574) of Pamrapo Bancorp, Inc. (the “Company”) of our report dated June 13, 2006, relating to the financial statements and supplemental schedules of the Pamrapo Savings, S.L.A. 401k Savings Plan for the year ended December 31, 2005, which appear in this Annual Report on Form 11-K.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP
Pine Brook, New Jersey
July 11, 2006